Exhibit 7C

Addendum to Question 7.c on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds.

Series		Is this the Series last filing
Number	Series Name	for this series? (Y/N)
100	ACTIVE BOND TRUST	N
101	AMERICAN FUNDAMENTAL HOLDING TRUST	N
102	AMERICAN GLOBAL DIVERSIFICATION TRUST	N
103	AMERICAN GLOBAL GROWTH TRUST	N
104	AMERICAN GLOBAL SMALL CAP TRUST	N
105	AMERICAN HIGH-INCOME BOND TRUST	N
106	AMERICAN ASSET ALLOCATION TRUST	N
107	AMERICAN BOND TRUST	N
108	AMERICAN NEW WORLD TRUST	N
109	BOND INDEX TRUST A	N
110	BOND INDEX TRUST B	N
111	EMERGING MARKETS VALUE TRUST	N
112	FRANKLIN TEMPLETON FOUNDING ALLOCATION TRUST	N
113	GLOBAL REAL ESTATE TRUST	Y
115	HIGH INCOME TRUST	N
116	INCOME TRUST	N
117	CORE STRATEGY TRUST	N
118	INTERNATIONAL SMALL COMPANY TRUST	N
120	MID CAP INTERSECTION TRUST	Y
121	MID CAP VALUE EQUITY TRUST	N
122	MID VALUE TRUST	N
123	MUTUAL SHARES TRUST	N
125	SHORT TERM BOND FUND	N
127	SMALL CAP VALUE	N
128	SMALL COMPANY GROWTH TRUST	N
129	SPECTRUM INCOME TRUST	N
130	US MULTI SECTOR TRUST	N
131	VALUE & RESTRUCTURING TRUST	N
132	VISTA TRUST	N
133	FLOATING RATE INCOME TRUST	N
134	CORE ALLOCATION PLUS TRUST	N
135	GROWTH EQUITY TRUST	N
136	CAPITAL APPRECIATION VALUE TRUST	N
137	DISCIPLINED DIVERSIFICATION TRUST	N
138	AMERICAN DIVERSIFIED GROWTH AND INCOME TRUST	N
139	ALPHA OPPORTUNITIES TRUST	N
140	SMALLER COMPANY GROWTH TRUST	N
141	SHORT TERM GOVERNMENT INCOME TRUST	N
142	BALANCED TRUST	N
143	INTERNATIONAL INDEX TRUST	N
144	CORE FUNDAMENTAL HOLDINGS TRUST	N
145	CORE GLOBAL DIVERSIFICATION TRUST	N
146	CORE ALLOCATION TRUST	N
147	CORE DISCIPLINED DIVERSIFICATION TRUST	N
148	CORE BALANCED TRUST	N
149	CORE BALANCED STRATEGY TRUST	N
150	BOND TRUST	N